CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Event:  May 10, 2010 (date of earliest event reported)

JUNIPER GROUP, INC,
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

0-19170 (Commission File Number)	11-2866771 (IRS Employer Identification Number)

20283 State Road 7, Suite 300, Boca Raton, Florida 33498
(Address of principal executive offices)

(561) 807-8990
(Registrant's telephone number, including area code)

ITEM 8.01 Other Events

On May 10, 2010 Ryan Pierce Group, Inc. and Tower West Communications, Inc., both indirect wholly owned subsidiaries of Juniper Group, Inc., secured a temporary restraining order prohibiting certain former employees from soliciting current employees of the subsidiaries or using or disclosing the subsidiaries’ proprietary information pending a preliminary injunction hearing.  The two subsidiaries filed suit in the Supreme Court of the State of New York in the county of Nassau against five former employees and a consultant.  Among other things the complaint against alleges that the former employees acted in concert and conspired to acted to misappropriate the business, good will, employees and proprietary information of the Company and to intentionally and maliciously damage the business of the Company. The complaint seeks injunctive relief and damages arising out of the actions of the former employees and consultant.

ITEM 7.	Financial Statements and Exhibits
The following exhibits are included as part of this report:

Exhibit No.	Page No.	Description

None
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 13th day of May, 2010.

 Juniper Group, Inc.

   /s/ Vlado P. Hreljanovic
Vlado P. Hreljanovic, President